UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 9, 2010 (March 5, 2010)

US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

(a)   On March 5, 2010, US Dataworks, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into that certain First Amendment to Loan and Security Agreement (the “First Amendment”).  The First Amendment amended the Loan and Security Agreement dated February 9, 2010 between the Company and SVB to extend the deadline by which the Company is required to close out its current bank account with Amegy Bank, subject to certain restrictions.  The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  No consideration was paid for the First Amendment.

Item 9.01.   Financial Statements and Exhibits

(a)	Exhibits

10.1	First Amendment to Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated March 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2010

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1	First Amendment to Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated March 5, 2010.